Exhibit 99.1

FOR IMMEDIATE RELEASE
October 28, 2015

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP. REPORTS
$(0.49) NET LOSS PER COMMON SHARE FOR THE THIRD QUARTER
AND $19.93 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - October 28, 2015 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported a net loss for the quarter ended September 30, 2015 of $(25.1) million, or $(0.49) per common share, and net book value of $19.93 per common share. Economic loss for the period, defined as dividends and change in net book value per common share, was (1.8)% for the quarter, or (7.1)% on an annualized basis.

THIRD QUARTER 2015 FINANCIAL HIGHLIGHTS

•	$(0.49) net loss per common share

◦	Includes all unrealized gains and losses on investment and hedging portfolios

◦	Includes $(0.20) per common share impairment charge on intangible assets related to Residential Credit Solutions, Inc. ("RCS")

•	$0.51 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization expense

◦
Includes $0.06 estimated dollar roll income per common share associated with the Company's $0.3 billion average net long position in agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.03) per common share of estimated "catch-up" premium amortization expense due to change in projected constant prepayment rate ("CPR") estimates

◦	Excludes $(0.08) net servicing loss per common share

•	$0.40 dividend per common share

◦	10.9% annualized dividend yield based on September 30, 2015 closing stock price of $14.74 per common share

•	1.2 million shares of common stock repurchased during the quarter

◦	Represents 2.3% of common shares outstanding as of June 30, 2015

◦	$15.29 per share average repurchase price, inclusive of transaction costs

•	$19.93 net book value per common share as of September 30, 2015

◦	Decreased $(0.77) per common share, or (3.7)%, from $20.70 as of June 30, 2015

American Capital Mortgage Investment Corp.
October 28, 2015

•	(1.8)% economic loss on common equity for the quarter, or (7.1)% annualized

◦	Comprised of $0.40 dividend per common share and $(0.77) decrease in net book value per common share

ADDITIONAL THIRD QUARTER 2015 HIGHLIGHTS

•	$5.5 billion investment portfolio as of September 30, 2015

◦	$3.4 billion agency securities

◦	$0.5 billion net long TBA mortgage position

◦	$1.5 billion non-agency securities

◦	$0.1 billion mortgage servicing rights ("MSR")

•	4.7x "at risk" leverage as of September 30, 2015

◦	4.2x excluding net long TBA mortgage position

•	11.0% agency securities actual CPR for the quarter

◦	8.6% projected life CPR for agency securities as of September 30, 2015

•	2.27% annualized net interest rate spread for the quarter, including TBA dollar roll income

◦	2.40% annualized net interest rate spread and TBA dollar roll income for the quarter excluding 13 bps of "catch-up" premium amortization expense

MANAGEMENT REMARKS

"Global fixed income and equity markets were volatile in the third quarter as investors struggled to weigh the impact of significant strains in emerging market economies and commodity price declines on U.S. economic growth and the Federal Reserve’s stance on monetary policy," commented Gary Kain, President and Chief Investment Officer. "Against this backdrop, spreads on agency and non-agency MBS, investment grade corporate debt, CMBS, high-yield bonds and emerging market debt widened during the quarter. This spread widening was the primary driver of the decline in MTGE’s book value during the quarter."

"Importantly, while spread widening negatively impacts near term book value, it also improves our earnings outlook as investment returns on both agency and non-agency assets increase," continued Mr. Kain. "In addition, the performance and return on our credit sensitive assets will be further supported by the continued strength in housing fundamentals, with house prices, delinquency rates and household formation all showing improvement."

"During the third quarter, we bought back 1.2 million shares of our common stock, or approximately 2.3% of shares outstanding as of June 30, 2015, for $18.1 million," commented Malon Wilkus, Chair and Chief Executive Officer. "We believe the accretion from share repurchases is an important element in maximizing long term shareholder value. Looking ahead, we will continue to evaluate common stock repurchases against a number of variables, including our price-to-book ratio, current market conditions and other investment opportunities."

INVESTMENT PORTFOLIO

As of September 30, 2015, the Company's investment portfolio included $3.4 billion of agency MBS, $0.5 billion of net long TBA securities, $1.5 billion of non-agency securities and $0.1 billion of MSR.

As of September 30, 2015, the Company's agency investment portfolio, inclusive of net long TBA, was comprised of $3.8 billion of fixed rate and $0.1 billion of adjustable rate securities.

American Capital Mortgage Investment Corp.
October 28, 2015

As of September 30, 2015, the Company's fixed rate agency investments were comprised of $1.0 billion 15 year securities, $0.2 billion 20 year securities, $2.0 billion 30 year securities, $(0.3) billion 15 year net short TBA securities and $0.8 billion 30 year net long TBA securities. As of September 30, 2015, 15 year fixed rate investments represented 19% of the Company's agency investment portfolio, a decrease from 25% as of June 30, 2015, and 30 year fixed rate investments represented 72% of the Company's agency investment portfolio, an increase from 66% as of June 30, 2015.

As of September 30, 2015, the Company's agency fixed rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.54%, compared to 3.51% as of June 30, 2015, comprised of the following weighted average coupons:

•	3.35% for 15 year securities;

•	3.32% for 20 year securities; and

•	3.62% for 30 year securities.

As of September 30, 2015, the Company's $1.5 billion non-agency portfolio was comprised of approximately 30% Alt-A, 30% prime, 15% subprime, 14% credit risk transfer and 11% option ARM securities.

The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations. As of September 30, 2015, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $0.5 billion, with a net carrying value of $10.4 million reported in derivative assets/(liabilities) on the Company's consolidated balance sheets.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the third quarter of 2015 was 11.0%, up from 10.2% during the second quarter. The CPR published in October 2015 for the Company's agency portfolio held as of September 30, 2015 was 9.6%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of September 30, 2015 was 8.6%, compared to 8.1% as of June 30, 2015.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $(8.2) million, or $(0.16) per common share. The Company recognized approximately $(1.6) million, or $(0.03) per common share, of "catch-up" premium amortization expense during the quarter, as projected CPR estimates rose for the Company's existing agency securities during the quarter. The weighted average cost basis of the Company's agency securities was 104.9% of par and the unamortized agency net premium was $156.0 million as of September 30, 2015.

American Capital Mortgage Investment Corp.
October 28, 2015

NON-AGENCY DISCOUNT ACCRETION
The weighted average cost basis of the Company's non-agency portfolio was 86.4% of par as of September 30, 2015. Accretion income on the non-agency portfolio for the quarter was $9.4 million, or $0.19 per common share. The total net discount remaining was $227.3 million as of September 30, 2015, with $113.7 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average annualized net interest rate spread and dollar roll income for the third quarter was 2.27%, down from 2.48% in the second quarter. Excluding dollar rolls, the Company's average net interest rate spread was 2.22% for the third quarter, down from 2.36% for the second quarter.
The Company's average asset yield for the third quarter was 3.31%, compared to 3.39% for the second quarter. Excluding the impact of "catch-up" premium amortization benefit (expense) recognized due to changes in projected CPR estimates, the Company's annualized weighted average yield was 3.44% for the third quarter, compared to 3.27% for the second quarter. The Company's asset yield as of September 30, 2015 was 3.45%, down 2 bps from 3.47% as of June 30, 2015.
The Company's average cost of funds was 1.09% for the third quarter, compared to 1.03% for the second quarter. The Company's average cost of funds includes the cost of repurchase agreements, FHLB advances and effective interest rate swaps (including those used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average repurchase agreement and Federal Home Loan Bank advances balances outstanding. The Company's average cost of funds of 1.16% as of September 30, 2015 was up 11 bps from 1.05% at June 30, 2015.

LEVERAGE AND HEDGING ACTIVITIES
As of September 30, 2015, $3.6 billion of the Company's repurchase agreements and $0.5 billion of Federal Home Loan Bank advances were used to fund purchases of agency and non-agency securities, while the remaining $0.2 billion of borrowings under repurchase agreements were used to fund purchases of U.S. Treasury securities and are not included in the Company's measurements of leverage. Including TBA securities, the Company's "at risk" leverage ratio was 4.7x as of September 30, 2015 and averaged 4.4x during the third quarter.
The $3.6 billion borrowed under agency and non-agency repurchase agreements as of September 30, 2015 had remaining maturities consisting of:

•	$2.0 billion of one month or less;

•	$0.3 billion between one and two months;

•	$0.3 billion between two and three months;

•	$0.3 billion between three and six months;

•	$0.1 billion between nine and twelve months; and

•	$0.5 billion greater than twelve months.
As of September 30, 2015, the Company's agency and non-agency repurchase agreements had an average of 204 days remaining to maturity, up from 177 days as of June 30, 2015.
During the second quarter, a wholly-owned subsidiary of the Company was approved as a member of the Federal Home Loan Bank of Des Moines. As of September 30, 2015, such subsidiary had financing with the Federal Home Loan Bank of Des Moines with an outstanding balance of $0.5 billion and an average of 4.9 years remaining to maturity.

American Capital Mortgage Investment Corp.
October 28, 2015

As of September 30, 2015, the Company had repurchase agreements with 32 financial institutions and less than 5% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 23% of the Company's equity at risk.
The Company's interest rate swap positions as of September 30, 2015 totaled $2.3 billion in notional amount, with a weighted average fixed pay rate of 1.98%, a weighted average receive rate of 0.32% and a weighted average maturity of 4.2 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a notional balance of $1.6 billion and an average fixed pay rate of 1.36% as of September 30, 2015. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of September 30, 2015, the Company held payer swaption contracts with a total notional amount of $0.4 billion and a weighted average expiration of 0.8 years. These swaptions have an underlying weighted average interest rate swap term of 7.8 years and a weighted average pay rate of 3.40% as of September 30, 2015.
In addition to its interest rate swaps and swaptions, the Company held a $(0.6) billion net short position in U.S. Treasury securities and futures as of September 30, 2015.
As of September 30, 2015, 72% of the Company's combined funding and TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions, U.S. Treasury securities and futures and interest only swaps.

SERVICING
As of September 30, 2015, RCS managed a servicing portfolio of approximately 64,000 residential mortgage loans, representing approximately $13.0 billion in unpaid principal balances. During the third quarter, the Company recorded $11.6 million in servicing income and $(15.6) million in servicing expense, which included $(2.6) million in realization of cash flows on MSR.

OTHER GAINS (LOSSES), NET
The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).
During the third quarter, the Company recorded $(45.8) million in other gains (losses), net, or $(0.90) per common share. Other gains (losses), net, for the quarter are comprised of:

•	$0.2 million of net realized gain on agency and non-agency securities;

•	$32.6 million of net unrealized gain on agency securities;

•	$(13.1) million of net unrealized loss on non-agency securities;

•	$(3.8) million of net realized loss on periodic settlements of interest rate swaps;

•	$(27.7) million of net realized loss on other derivatives and securities;

•	$(18.7) million of net unrealized loss on other derivatives and securities;

•	$(5.3) million of unrealized loss on mortgage servicing rights; and

•	$(10.0) million impairment charge on RCS-related intangible asset.

Realized and unrealized net losses on other derivatives and securities during the third quarter primarily include $(46.2) million of net loss on interest rate swaps and swaptions and $(17.8) million of net loss on U.S. Treasury

American Capital Mortgage Investment Corp.
October 28, 2015

securities and futures, offset in part by $15.0 million of net gain on TBA mortgage positions (including $3.2 million of dollar roll income).

During the third quarter, the Company recorded a $(0.20) per common share impairment charge on intangible assets based on a revised estimated fair value of RCS’ servicing licenses and approvals.  The Company reduced its estimate of the intangible asset’s fair value during the third quarter as a result of certain financial and economic factors, including anticipated acquisitions of mortgage servicing rights.

ESTIMATED TAXABLE INCOME

REIT taxable income for the third quarter is estimated at $0.38 per common share, or $0.87 higher than GAAP net loss of $(0.49) per common share.

The primary differences between GAAP net income and estimated REIT taxable net income are (i) unrealized gains and losses associated with investment securities, interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses, (iii) losses or undistributed income of taxable REIT subsidiaries and (iv) timing differences related to the amortization and accretion of net premiums and discounts paid on investments.

The Company's estimated taxable income for the third quarter excludes $(0.04) per common share of estimated net capital losses, which will be added to the Company's net capital loss carryforwards from prior periods.

As of September 30, 2015, the Company had approximately $2.6 million of estimated undistributed taxable income ("UTI"), or $0.05 per common share. UTI excludes the Company's remaining unutilized net capital loss carryforwards and net deferred gains from terminated or expired swaps and swaptions. As of September 30, 2015, the Company had estimated remaining unutilized net capital losses of $(2.65) per common share compared to $(2.55) per common share as of June 30, 2015, which may be carried forward and applied against future net capital gains through 2018. Additionally, as of September 30, 2015, the Company had estimated net deferred gains from terminated swaps and swaptions of $0.17 per common share compared to $0.63 per common share as of June 30, 2015, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

STOCK REPURCHASE PROGRAM
During the third quarter, the Company made open market purchases of 1.2 million shares of its common stock, or 2.3% of the Company's outstanding shares as of June 30, 2015. The shares were purchased at an average net repurchase price of $15.29 per share, including expenses, totaling $18.1 million.
As of September 30, 2015, the Company had $116.9 million available under current board authorization for repurchases of its common stock. The Company also announced that its Board of Directors has extended its current share repurchase authorization through December 31, 2016.

THIRD QUARTER 2015 DIVIDEND DECLARATION
On September 17, 2015, the Board of Directors of the Company declared a third quarter dividend on its common stock of $0.40 per share, which was paid on October 27, 2015 to common stockholders of record as of September 30, 2015. Since its August 2011 initial public offering, the Company has declared and paid a total of $489.2 million in common stock dividends, or $11.65 per common share.

American Capital Mortgage Investment Corp.
October 28, 2015

On September 17, 2015, the Board of Directors of the Company declared a third quarter dividend on its 8.125% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of $0.5078125 per share. The dividend was paid on October 15, 2015 to preferred stockholders of record as of October 1, 2015. Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $6.1 million in Series A Preferred Stock dividends, or $2.8381125 per share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
October 28, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value	$3,356,523	$3,580,696	$4,176,349	$4,384,139	$4,259,763
Non-agency securities, at fair value	1,479,586	1,503,644	1,315,152	1,168,834	1,075,867
Treasury securities, at fair value	147,454	279,120	525,725	758,629	467,201
Cash and cash equivalents	170,745	176,132	184,299	203,431	204,938
Restricted cash	76,868	70,568	111,867	82,144	88,161
Interest receivable	11,586	12,740	15,408	15,249	14,523
Derivative assets, at fair value	14,519	13,530	14,039	28,574	32,948
Receivable for securities sold	167,433	233,463	372,245	26,747	49,131
Receivable under reverse repurchase agreements	691,772	204,355	70,636	214,399	745,443
Mortgage servicing rights, at fair value	83,495	91,699	87,811	93,640	100,314
Other assets	58,016	54,955	52,380	55,466	45,638
Total assets	$6,257,997	$6,220,902	$6,925,911	$7,031,252	$7,083,927
Liabilities:
Repurchase agreements	$3,805,390	$4,740,499	$5,459,058	$5,423,630	$4,921,812
Federal Home Loan Bank advances	487,900	197,202	—	—	—
Payable for securities purchased	167,703	10,004	18,702	49,755	98,671
Derivative liabilities, at fair value	80,139	70,128	113,918	75,981	48,742
Dividend payable	21,121	26,713	26,699	34,374	34,359
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	603,709	24,542	91,159	230,136	742,642
Accounts payable and other accrued liabilities	40,443	37,382	35,670	41,407	45,424
Total liabilities	5,206,405	5,106,470	5,745,206	5,855,283	5,891,650
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,039	53,039
Common stock, $0.01 par value; 300,000 shares authorized, 50,010, 51,192, 51,165, 51,165, and 51,142 issued and outstanding, respectively	500	512	512	512	511
Additional paid-in capital	1,181,634	1,199,329	1,198,932	1,198,560	1,198,324
Retained deficit	(183,581)	(138,448)	(71,778)	(76,142)	(59,597)
Total stockholders' equity	1,051,592	1,114,432	1,180,705	1,175,969	1,192,277
Total liabilities and stockholders' equity	$6,257,997	$6,220,902	$6,925,911	$7,031,252	$7,083,927

Net book value per common share	$19.93	$20.70	$22.00	$21.91	$22.24

American Capital Mortgage Investment Corp.
October 28, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Interest income:
Agency securities	$19,988	$27,573	$27,894	$25,825	$27,208
Non-agency securities	19,760	17,726	16,928	16,488	16,324
Other	67	46	84	65	114
Interest expense	(7,586)	(7,561)	(7,454)	(6,823)	(6,407)
Net interest income	32,229	37,784	37,452	35,555	37,239

Servicing:
Servicing income	11,576	11,388	11,804	11,839	13,081
Servicing expense	(15,580)	(15,499)	(16,070)	(16,225)	(16,213)
Net servicing loss	(4,004)	(4,111)	(4,266)	(4,386)	(3,132)

Other gains (losses), net:
Realized gain (loss) on agency securities, net	175	(6,661)	934	133	685
Realized gain on non-agency securities, net	8	3,151	3,246	7,285	17,403
Realized loss on periodic settlements of interest rate swaps, net	(3,793)	(4,433)	(4,311)	(4,988)	(5,226)
Realized gain (loss) on other derivatives and securities, net	(27,724)	(32,541)	17,242	(23,681)	13,704
Unrealized gain (loss) on agency securities, net	32,583	(60,834)	41,128	60,474	(18,446)
Unrealized loss on non-agency securities, net	(13,104)	(13,287)	(642)	(15,120)	(21,103)
Unrealized gain (loss) on other derivatives and securities, net	(18,654)	42,008	(49,742)	(27,046)	(3,303)
Unrealized gain (loss) on mortgage servicing rights	(5,260)	4,863	(3,194)	(3,906)	(3,076)
Impairment of intangible asset	(10,000)	—	—	—	—
Total other gains (losses), net	(45,769)	(67,734)	4,661	(6,849)	(19,362)

Expenses:
Management fees	4,250	4,425	4,508	4,472	4,544
General and administrative expenses	1,845	2,129	1,949	2,137	1,908
Total expenses	6,095	6,554	6,457	6,609	6,452

Income before tax	(23,639)	(40,615)	31,390	17,711	8,293
Provision for excise and income tax, net	373	(658)	327	(118)	—
Net income (loss)	(24,012)	(39,957)	31,063	17,829	8,293
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net income (loss) available to common shareholders	$(25,129)	$(41,074)	$29,946	$16,712	$7,176

Net income (loss) per common share	$(0.49)	$(0.80)	$0.59	$0.33	$0.14

American Capital Mortgage Investment Corp.
October 28, 2015

Weighted average number of common shares outstanding - basic	50,815	51,179	51,165	51,150	51,142

Weighted average number of common shares outstanding - diluted	50,828	51,190	51,209	51,175	51,158

Dividends declared per common share	$0.40	$0.50	$0.50	$0.65	$0.65

American Capital Mortgage Investment Corp.
October 28, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Interest income:
Agency securities	$19,988	$27,573	$27,894	$25,825	$27,208
Non-agency securities and other	19,827	17,772	17,012	16,553	16,438
Interest expense	(7,586)	(7,561)	(7,454)	(6,823)	(6,407)
Net interest income	32,229	37,784	37,452	35,555	37,239
Realized loss on periodic settlements of interest rate swaps, net	(3,793)	(4,433)	(4,311)	(4,988)	(5,226)
Adjusted net interest income	28,436	33,351	33,141	30,567	32,013
Operating expenses (3)	(6,095)	(6,554)	(6,457)	(6,609)	(6,452)
Net spread income	22,341	26,797	26,684	23,958	25,561
Dollar roll income (loss)	3,201	2,572	(521)	9,909	10,364
Net spread and dollar roll income	25,542	29,369	26,163	33,867	35,925
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net spread and dollar roll income available to common shareholders	$24,425	$28,252	$25,046	$32,750	$34,808

Weighted average number of common shares outstanding - basic	50,815	51,179	51,165	51,150	51,142
Weighted average number of common shares outstanding - diluted	50,828	51,190	51,209	51,175	51,158

Net spread and dollar roll income per common share	$0.48	$0.55	$0.49	$0.64	$0.68
Net spread and dollar roll income, excluding “catch up” amortization per common share	$0.51	$0.52	$0.49	$0.67	$0.70

American Capital Mortgage Investment Corp.
October 28, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income (loss)	$(24,012)	$(39,957)	$31,063	$17,829	$8,293
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	(32,583)	60,834	(41,128)	(60,474)	18,446
Non-agency securities	13,104	13,287	642	15,120	21,103
Derivatives and other securities	23,914	(46,871)	52,936	30,952	6,379
Amortization / accretion	(1,053)	(7,446)	(1,601)	131	(3,778)
Capital losses (gains) in excess of capital gains (losses) (4)	1,888	11,531	(25,897)	2,269	(37,359)
Other realized losses, net	24,694	28,425	6,872	16,986	4,451
Taxable REIT subsidiary loss and other	14,377	3,453	4,594	4,483	3,132
Total book to tax difference	44,341	63,213	(3,582)	9,467	12,374
Estimated taxable income	20,329	23,256	27,481	27,296	20,667
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Estimated taxable income available to common shareholders	$19,212	$22,139	$26,364	$26,179	$19,550

Weighted average number of common shares outstanding - basic	50,815	51,179	51,165	51,150	51,142
Weighted average number of common shares outstanding - diluted	50,828	51,190	51,209	51,175	51,158

Net estimated taxable income per common share	$0.38	$0.43	$0.52	$0.51	$0.38
Estimated cumulative undistributed REIT taxable income per common share	$0.05	$0.07	$0.14	$0.12	$0.26

Beginning cumulative non-deductible capital losses	$130,531	$119,000	$144,897	$142,628	$179,987
Current period net capital loss (gain)	1,888	11,531	(25,897)	2,269	(37,359)
Ending cumulative non-deductible capital losses	$132,419	$130,531	$119,000	$144,897	$142,628
Ending cumulative non-deductible capital losses per common share	$2.65	$2.55	$2.33	$2.83	$2.79

American Capital Mortgage Investment Corp.
October 28, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Ending agency securities, at fair value	$3,356,523	$3,580,696	$4,176,349	$4,384,139	$4,259,763
Ending agency securities, at cost	$3,334,238	$3,590,993	$4,125,811	$4,374,729	$4,310,828
Ending agency securities, at par	$3,178,229	$3,423,358	$3,934,818	$4,190,407	$4,128,817
Average agency securities, at cost	$3,370,767	$4,036,089	$4,510,733	$4,280,835	$4,323,399
Average agency securities, at par	$3,213,650	$3,850,015	$4,301,833	$4,100,924	$4,138,378

Ending non-agency securities, at fair value	$1,479,586	$1,503,644	$1,315,152	$1,168,834	$1,075,867
Ending non-agency securities, at cost	$1,448,908	$1,459,862	$1,258,083	$1,111,123	$1,003,036
Ending non-agency securities, at par	$1,676,165	$1,703,846	$1,513,538	$1,373,652	$1,477,251
Average non-agency securities, at cost	$1,429,926	$1,311,249	$1,177,646	$1,037,091	$987,963
Average non-agency securities, at par	$1,663,642	$1,562,203	$1,435,214	$1,348,656	$1,493,252

Net TBA portfolio - as of period end, at fair value	$543,897	$(74,660)	$248,285	$271,617	$949,111
Net TBA portfolio - as of period end, at cost	$533,496	$(70,249)	$243,836	$259,985	$951,179
Average net TBA portfolio, at cost	$305,462	$108,012	$(163,124)	$1,072,410	$1,095,781

Average total assets, at fair value	$6,224,595	$6,569,906	$7,115,312	$7,040,096	$6,872,722
Average agency and non-agency repurchase agreements and advances	$4,118,008	$4,664,051	$4,994,683	$4,610,643	$4,524,189
Average stockholders' equity (5)	$1,099,139	$1,162,997	$1,184,951	$1,180,019	$1,200,644

Average coupon	3.15%	3.13%	3.10%	3.02%	2.93%
Average asset yield	3.31%	3.39%	3.15%	3.18%	3.28%
Average cost of funds (6)	1.09%	1.03%	0.96%	1.02%	1.02%
Average net interest rate spread	2.22%	2.36%	2.19%	2.16%	2.26%
Average net interest rate spread, including estimated dollar roll income (loss) (7)	2.27%	2.48%	2.25%	2.24%	2.34%
Average net spread and dollar roll income, excluding catch-up premium amortization	2.40%	2.36%	2.26%	2.35%	2.39%
Average coupon as of period end	3.17%	3.14%	3.11%	3.06%	2.94%
Average asset yield as of period end	3.45%	3.47%	3.26%	3.24%	3.33%
Average cost of funds as of period end	1.16%	1.05%	1.02%	1.02%	1.03%
Average net interest rate spread as of period end	2.29%	2.42%	2.24%	2.22%	2.30%
Average actual CPR for agency securities held during the period	11.0%	10.2%	7.7%	8.0%	8.9%

American Capital Mortgage Investment Corp.
October 28, 2015

Average projected life CPR for agency securities as of period end	8.6%	8.1%	8.9%	8.2%	7.6%

Leverage - average during the period (8)	4.1x	4.4x	4.6x	4.3x	4.2x
Leverage - average during the period, including net TBA position	4.4x	4.5x	4.5x	5.3x	5.2x
Leverage - as of period end (9)	4.2x	4.2x	4.3x	4.4x	4.1x
Leverage - as of period end, including net TBA position	4.7x	4.1x	4.5x	4.6x	4.9x

Expenses % of average total assets - annualized	0.4%	0.4%	0.4%	0.4%	0.4%
Expenses % of average stockholders' equity - annualized	2.2%	2.3%	2.2%	2.2%	2.1%
Net book value per common share as of period end	$19.93	$20.70	$22.00	$21.91	$22.24
Dividends declared per common share	$0.40	$0.50	$0.50	$0.65	$0.65
Economic return (loss) on common equity - annualized	(7.1)%	(14.7)%	11.0%	5.8%	2.8%
————————

(1)
Table includes non-GAAP financial measures. Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

(2)	Dividend income from investments in REIT equity securities is included in realized gain (loss) on other derivatives and securities, net on the consolidated statements of operations.

(3)	Excludes servicing expenses related to the Company's investment in RCS.

(4)
The Company's estimated taxable income for the third quarter excludes $(0.04) per common share of estimated net capital losses, which will be added to the Company's net capital loss carryforwards from prior periods.

(5)	Excluding the Company's investment in RCS, the average stockholder's equity for the third quarter was $1.0 billion.

(6)	Weighted average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(7)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on derivative instruments and other securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency financing for the period by the Company's average month-ended stockholders' equity for the period less investment in RCS. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency financing and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investment in RCS. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on October 29, 2015 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call.
A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q3 2015 Earnings Presentation link to download and print the presentation in advance of the shareholder call.
An archived audio of the shareholder call combined with the slide presentation will be available on the MTGE website after the call on October 29, 2015. In addition, there will be a phone recording available one hour after the live call on October 29, 2015 through November 13, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10073284.

American Capital Mortgage Investment Corp.
October 28, 2015

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL, LTD.

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $23 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $81 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $600 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

American Capital Mortgage Investment Corp.
October 28, 2015

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, our results of operations discussed herein include certain non-GAAP financial information, including “adjusted net interest income” (including the periodic interest rate costs of our interest rate swaps reported in gain (loss) on derivatives and other securities, net in our consolidated statements of operations and dividends from REIT equity securities) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and “estimated undistributed taxable income.”  By providing users of our financial information with such measures in addition to the related GAAP measures, we believe it gives users greater transparency into the information used by our management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) the economic costs of financing our investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in our borrowing costs, (ii) in the case of net spread income, our current financial performance without the effects of certain transactions that are not necessarily indicative of our current investment portfolio and operations, and (iii) in the case of estimated taxable income and estimated undistributed taxable income, information that is directly related to the amount of dividends we are required to distribute in order to maintain our REIT qualification status.  However, because such measures are incomplete measures of our financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, our results computed in accordance with GAAP.  In addition, because not all companies use identical calculations, our presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.  Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing our income tax returns, which occurs after the end of our fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.